Exhibit 10.7

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is entered into as of the 10th day of January 2017 (the “Effective Date”), by and between Tianci International, Inc., a Nevada corporation, (the “Company”), and Shifang Wan (the “Purchaser”).

Recitals

WHEREAS, the Company and the Purchaser and other purchasers set forth in Exhibit B of the Original Agreement entered into a Securities Purchase Agreement, dated January 4, 2017 (the “Original Agreement”) whereby the Company shall offer an aggregate of 20,540,000 shares of common stock of the Company to the Purchaser and the other purchasers set forth in Exhibit B of the Original Agreement who severally but not jointly entered into the Original Agreement;

WHEREAS, the parties desire that the Original Agreement be amended to reflect a change in certain provisions as specified below;

WHEREAS, the Company shall offer an aggregate of offering from 19,532,820 shares instead of 20,540,000 of common stock of the Company to the Purchasers listed in Exhibit B of the Original Agreement: and

WHEREAS, the Name of Purchaser, Shifang Wan, as listed in Exhibit B of the Original Agreement, was mistakenly spelled as Cityfang Wan.

WHEREAS, pursuant to Section 7.3 of the Original Agreement, such agreement may not be amended except by a written consent of the Company and the Required Purchasers, as defined therein.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

Agreement

Section 1.        Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement.

Section 2.        Amendment to Original Agreement.

The Third Recital of the Original Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, the Company is offering up to 19,532,820 shares of Common Stock to the Purchasers listed in Exhibit B, who severally but not jointly enters into this Agreement and makes representations and warranties hereunder;

Exhibit B of the Original Agreement is hereby amended and restated in its entirety as follows:

The 42nd Purchaser of the Exhibit B of the Original Agreement is hereby amended and restated in its entirety as follows:

42	12,852,820	万世方 Shifang Wan	深圳市宝安区银田路旭生大厦16B Unit 16B, Xusheng Building,Yintian Road, Bao'an District, Shenzhen, Guangdong Province, China

Section 3.        Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Original Agreement, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date, all references in the Original Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Original Agreement and this Amendment, the provisions of this Amendment shall control and be binding.

Section 4.        Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

The Company: 公司	TIANCI INTERNATIONAL, INC. 天赐控股有限公司

	By:	/s/ Cuilian Cai
Name: Cuilian Cai 蔡翠莲
Title: Chief Executive Officer 首席执行官

The Purchaser:	SHIFANG WAN

	By:	/s/ Shifang Wan
	Name:	SHIFANG WAN